Exhibit 10.1

SHARE EXCHANGE AGREEMENT

This Share Exchange Agreement (the “Agreement”) is made and entered into as of May 3, 2016 (the “Effective Date”) by and among Ecoark Holdings, Inc., a Nevada corporation (the “Parent”), Pioneer Products, LLC, an Arkansas limited liability company (the “Purchaser”), Sable Polymer Solutions, LLC, an Arkansas limited liability company (the “Company”), and the members of the Company listed on the signature pages hereof (the “Seller” and together with the Parent, the Purchaser and the Company, the “Parties”).

R E C I T A LS

WHEREAS, the Seller owns an aggregate of 20 membership interests (the “Membership Interests”), set forth opposite such Seller's name on Schedule 1 attached hereto; and

WHEREAS, the Seller desires to sell to Purchaser, and the Purchaser desires to purchase from the Seller, 20 Membership Interests for the purchase price and upon the terms and conditions hereinafter set forth;

WHEREAS, the Parties hereto intend that the reorganization contemplated by this Agreement shall constitute a tax-free reorganization pursuant to Section 368(a)(1) of the Internal Revenue Code;

NOW, THEREFORE, for good and valuable consideration the receipt and sufficiency of which are hereby acknowledged by the Parties to this Agreement, and in light of the above recitals to this Agreement, the Parties to this Agreement hereby agree as follows:

1. The Merger.

Upon the Closing as described in Article 3 below, and subject to the terms and conditions of this Agreement, the Seller shall sell, assign, transfer and deliver the Membership Interests to the Purchaser, and the Purchaser hereby agrees to purchase and accept the Membership Interest from the Sellers.

2. Share Exchange.

2.1 Exchange. The Purchaser shall purchase 100% of the Membership Interests owned by the Seller as of the Effective Date in exchange for the 2,000,000 shares of the Parent’s common stock (the “Purchaser’s Shares”).

2.2 Lock-Up and Leak Out. The Purchaser’s Shares issued to the Seller shall be subject to a lock-up agreement (the “Lock-Up Agreement”) that releases shares from the Lock-Up Agreement over a period of one year (the “Lock-Up Period”). Under the Lock-Up Agreement, the Seller shall be permitted to sell 33.3% of the Purchaser’s Shares received by the Seller after the six-month anniversary of the Closing. Thereafter, an additional 33.3% of the Purchaser’s Shares shall be released at the end of each subsequent three-month period until the end of the Lock-Up Period.

2.3. Cooperation on Tax Matters. The Parties acknowledge and agree that they intend for the transactions set forth in this Agreement to be treated as a tax-free reorganization under IRC §368(a)(1)(A). From and after the date of this Agreement, each party shall cooperate fully, as and to the extent reasonably requested by any other party, in connection with the preparation of tax returns, forms and/or documents necessary to ensure that the transactions set forth in this Agreement are treated as a tax-free reorganization under IRC § 368(a)(1)(A).

2.4 Covenant to Remain Employees of Company.

As an inducement to Purchaser to enter into and to perform its obligations under this Agreement, the Seller covenants to enter into an employment agreement with Purchaser prior to the Closing Date.

3. Closing and Further Acts.

3.1 Time and Place of Closings. Upon satisfaction or waiver of the conditions set forth in this Agreement, the closing (the “Closing”) shall take place at the Purchaser’s primary business location at 11:00 a.m. (local time) on the date that the parties may mutually agree in writing

3.2 Actions at Closing. At the Closing, the following actions will take place:

(a) Purchaser will deliver to the Seller a certificate representing the Purchaser’s Shares with the relevant restrictive legend.

(b) The Seller will deliver the Membership Interests or other documents either (i) endorsed for transfer to the Purchaser or (ii) accompanied by an executed powers sufficient to transfer such Membership Interests to the Purchaser.

(c) Delivery of any additional documents or instruments as a party may reasonably request or as may be necessary to evidence and effect the transactions contemplated by this Agreement.

3.3 Cooperation between Purchaser and Company. Company and Seller will at all times prior to and after the Closing cooperate fully with Purchaser and Purchaser’s officers, directors, representatives, accountants and lawyers to enable Purchaser to conduct thorough due diligence of Company and to enable Purchaser and Parent to prepare and have audited all financial statements deemed necessary by Purchaser to comply with all of its reporting obligations with the Securities and Exchange Commission.

4. Representation of the Company.

For the Closing, the Company and the Seller represent the following:

4.1. Organization and Good Standing of the Company. The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation as set forth above. Except as otherwise provided herein, the Company is not required to be qualified to transact business in any other jurisdiction where the failure to so qualify would have an adverse effect on the business of the Company.

4.2. Authority.

(a) The Company has full power and authority (corporate and otherwise) to carry on its business and has all permits and licenses that are necessary to the conduct of its business or to the ownership, lease or operation of its properties and assets, except where the failure to have such permits and licenses would not have a material adverse effect on the Company’s business or operations (“Material Adverse Effect”).

(b) Neither the execution and delivery of this Agreement, the consummation of the transactions herein contemplated, nor compliance with the terms of this Agreement will violate, conflict with, result in a breach of, or constitute a default under any statute, regulation, indenture, mortgage, loan agreement, or other agreement or instrument to which the Company or Seller is a party or by which it is bound, any charter, regulation, or bylaw provision of the Company, or any decree, order, or rule of any court or governmental authority or arbitrator that is binding on the Company or Seller in any way, except where such would not have a Material Adverse Effect.

4.3. Membership Interests.

(a) The Company’s authorized membership interests consists of 20 membership interests, of which 20 have been issued to Seller.

4.4. Basic Corporate Records. The copies of the organizational documents of the Company, (certified by the Secretary of State or other authorized official of the jurisdiction of incorporation), have been delivered to the Purchaser, are true, correct and complete as of the date of this Agreement.

4.5. Consents. No consents or approvals of any public body or authority and no consents or waivers from other parties to leases, licenses, franchises, permits, indentures, agreements or other instruments are (i) required for the lawful consummation of the transactions contemplated hereby, or (ii) necessary in order that the business currently conducted by the Company can be conducted by the Purchaser in the same manner after the Closing as heretofore conducted by the Company, nor will the consummation of the transactions contemplated hereby result in creating, accelerating or increasing any liability of the Company, except where the failure of any of the foregoing would not have a Material Adverse Effect.

4.6. Financial Statements. The Company has delivered, or will deliver prior to the Closing, to the Purchaser copies of the Financial Statements (as defined below), prepared from the books and records of the Company in accordance with generally accepted accounting principles (“GAAP”) consistently applied with past practice and fairly present the financial condition, assets, liabilities and results of operations of the Company as of the dates thereof and for the periods covered thereby. “Financial Statements” shall mean the unaudited balance sheets of the Company as of December 31, 2015 and March 31,2016, and the related reviewed statements of operations, and of cash flows of the Company for the year then ended.

4.7. Absence of Undisclosed Liabilities. Except as and to the extent reflected or reserved against in the Company’s Financial Statements, there are no liabilities or obligations of the Company of any kind whatsoever, whether accrued, fixed, absolute, contingent, determined or determinable, and including without limitation (i) liabilities to former, retired or active employees of the Company under any pension, health and welfare benefit plan, vacation plan or other plan of the Company, (ii) tax liabilities incurred in respect of or measured by income for any period prior to the Closing, or arising out of transactions entered into, or any state of facts existing, on or prior to said date, and (iii) contingent liabilities in the nature of an endorsement, guarantee, indemnity or warranty, and there is no condition, situation or circumstance existing or which has existed that could reasonably be expected to result in any liability of the Company.

4.8. Banking and Personnel Lists. The Company will deliver to the Purchaser prior to the Closing the following accurate lists and summary descriptions relating to the Company:

(i) The name of each bank in which the Company has an account or safe deposit box and the names of all persons authorized to draw thereon or have access thereto.

(ii) The names, current annual salary rates and total compensation for the preceding fiscal year of all of the present directors and officers of the Company, and any other direct or indirect employees whose current base accrual salary or annualized hourly rate equivalent is $40,000 or more, together with a summary of the bonuses, percentage compensation and other like benefits, if any, paid or payable to such persons for the last full fiscal year completed, together with a schedule of changes since that date, if any.

4.9. Lists of Contracts, Etc. The Company will deliver to the Purchaser prior to the Closing

(i) All employment agreements with any officer, director, employee or consultant;

(ii) All contracts that individually provide for aggregate future payments to or from the Company of $25,000 or more;

(iii) All contracts of the Company that have a term exceeding one year and that may not be cancelled without any liability, penalty or premium, to the extent not included in (i) through (ii) above;

(iv) All other contracts of the Company material to the business, assets, liabilities, financial condition, results of operations or prospects of the business taken as a whole to the extent not included above.

4.10. Compliance with the Law. To its knowledge, the Company is not in violation of any applicable federal, state, local or foreign law, regulation or order or any other, decree or requirement of any governmental, regulatory or administrative agency or authority or court or other tribunal (including, but not limited to, any law, regulation order or requirement relating to securities, properties, business, products, manufacturing processes, advertising, sales or employment practices, terms and conditions of employment, occupational safety, health and welfare, conditions of occupied premises, product safety and liability, civil rights, or environmental protection, including, but not limited to, those related to waste management, air pollution control, waste water treatment or noise abatement). The Company has not been and is not now charged with, or to the best knowledge of the Seller or the Company under investigation with respect to, any violation of any applicable law, regulation, order or requirement relating to any of the foregoing, nor, to the best knowledge of Seller or the Company after due inquiry, are there any circumstances that would or might give rise to any such violation. The Company has filed all reports required to be filed with any governmental, regulatory or administrative agency or authority.

4.11. Litigation; Pending. The Company and the Seller represent that:

(i) There are no legal, administrative, arbitration or other proceedings or governmental investigations pending or, to the best knowledge of the Seller or the Company, threatened, against the Sellers or the Company, relating to its business or the Company or its properties (including leased property), or the transactions contemplated by this Agreement, nor is there any basis known to the Company or Seller for any such action.

(ii) There are no judgments, decrees or orders of any court, or any governmental department, commission, board, agency or instrumentality binding upon the Seller or the Company relating to its business or the Company the effect of which is to prohibit any business practice or the acquisition of any property or the conduct of any business by the Company or which limit or control or otherwise adversely affect its method or manner of doing business.

(iii) There are no charges of discrimination (relating to sex, age, race, national origin, handicap or veteran status) or unfair labor practices pending or, to the best knowledge of the Seller or the Company, threatened before any governmental or regulatory agency or authority or any court relating to employees of the Company.

4.12. Leased Real Property.  The Company has valid leasehold interests in all of the real property which it holds under the leases, which leasehold interests are in each case free and clear of all encumbrances.

4.13 Personal Property.  Schedule 4.13 sets forth a true and complete list of (a) all fixed assets owned or leased by, in the possession of, or used by the Company in connection with the business and having, individually a value in excess of $10,000, or in the aggregate with all other similar items, a value in excess of $50,000, and (b) all other tangible and intangible personal property, rights and assets owned or leased by, in the possession of, or necessary for the conduct of business by the Company and having, individually a value in excess of $10,000, or in the aggregate with all other similar items, a value in excess of $50,000, which list indicates the location of such items.  The Company has good and valid title to, or a valid leasehold interest in, or valid license to, all fixed assets and other tangible personal properties used by the Company in connection with the business, reflected on the Financial Statements and each item listed on Schedule 4.13, in each case, free and clear of any encumbrances.

4.14 Accounts Receivable and Accounts Payable.

(a) The net amount (i.e., gross amounts less reserves recorded on the Financial Statements) of all accounts and notes receivable, unbilled invoices and other debts owed to the Company (collectively the “Accounts Receivable”) due or recorded in the books and records of account of the Company as of the Closing will be good and collectible in an aggregate amount equal to the amount shown for Accounts Receivable.

(b) All of the Company’s accounts payable have arisen in bona fide arm’s length transactions in the ordinary course of business and, prior to the Closing, the Company had been paying its accounts payable in the ordinary course, consistent with past practice.

4.15. Disclosure. No statement, representation or warranty by the Company in this Agreement or in any schedule, certificate, opinion, instrument, or other document furnished or to be furnished to the Purchaser by the Company pursuant hereto or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading or necessary in order to provide a prospective purchaser of the business of the Company with full and fair disclosure concerning the Company, its business, and the Company’s affairs.

5. Representation of the Sellers.

The Seller, severally and not jointly, hereby represents and warrants to the Purchaser as of the Closing (other than the representations and warranties which are as of a specified date, which speak only as of such date) as follows:

5.1 Good Title.  The Membership Interests held by such Seller are owned free and clear of any liens, restriction on sale, transfer or voting (other than restrictions imposed by applicable securities laws), preemptive right, option or other right to purchase of any person.  Upon the consummation of the sale of such the Membership Interests by such Seller as contemplated hereby, the Purchaser shall have valid title to such Membership Interests and shall be the record owner thereof, free and clear of any lien, restriction on sale, transfer or voting (other than restrictions imposed by applicable securities laws), preemptive right, option or other right to purchase of any person

5.2 Organization; Power; Authority.  Such Seller is a natural person or a legal entity of the type set forth next to such Seller’s name on the signature page hereto. Such Seller has taken, or shall take prior to the Closing, all actions necessary for the authorization, execution, delivery and performance of this Agreement. If such Seller is not a natural Person, such  Seller has been duly organized and is validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to (a) execute, deliver and perform its obligations under this Agreement and to carry out the transactions contemplated hereby and (b) enter into this Agreement to consummate the transactions contemplated hereby and thereby, and to sell and transfer such Seller’s Membership Interests without the consent or approval of any other person.  If such Seller is a natural person, he or she is competent and has all requisite legal capacity, power and authority to (a) execute, deliver and perform its obligations under this Agreement and to carry out the transactions contemplated hereby and (b) enter into this Agreement to consummate the transactions contemplated hereby, and to sell and transfer such Seller’s Membership Interests without the consent or approval of any other person.

5.3 Enforceability. This Agreement has been duly authorized, executed and delivered by such Seller, and this Agreement is a valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms.

5.4 Absence of Claims by Seller.  Such Seller does not have any claim against the Company, contingent or unconditional, fixed or variable under any contract or on any other basis whatsoever, whether in equity or law, including, without limitation any director, management, advisory, monitoring and similar fees, and there are no outstanding loans between the Company, on the one hand, and such Seller.

5.5 No Breach.  The execution, delivery and performance by such Seller of this Agreement and the consummation of the transactions contemplated hereby do not violate any of the governing and organizational documents of such Seller, if applicable, do not conflict with or result in any breach of, constitute a default under, result in a violation of, result in the creation of any lien, upon any of such Seller’s assets, or require any authorization, consent, approval, exemption or other action by or notice to any governmental entity or other third person, under the provisions of any contract to which such Seller or any of such Seller’s assets are is bound.

5.6 Litigation.  There are no actions pending or, to such Seller’s knowledge, threatened against such Seller or any of its assets, at law or in equity, or before or by any governmental entity which challenges or seeks to enjoin, alter or materially delay the consummation of the transactions contemplated hereby.

5.7 Access to Information; Disclaimer.  The Seller acknowledges and agrees that it (a) has had an opportunity to discuss the business and affairs of Parent with Parent, (b) has had reasonable access to the books and records of Parent, (c) has been afforded the opportunity to ask questions of and receive answers from officers of Parent and (d) has conducted its own independent investigation of the Parent, its respective businesses and the transactions contemplated hereby, and has not relied on any representation, warranty or other statement by any Person on behalf of Parent, other than the representations and warranties of the Purchaser expressly contained in Article 6, and that all other representations and warranties are specifically disclaimed.  Without limiting the foregoing, the Seller further acknowledges and agrees that none of Parent or any of its employees, affiliates, advisors, agents or other representatives has made any representation or warranty concerning any estimates, projections, forecasts, business plans or other forward-looking information regarding Parent or its businesses and operations.  The Seller hereby acknowledges that there are uncertainties inherent in attempting to develop such estimates, projections, forecasts, business plans and other forward-looking information with which such Seller is familiar, that such Seller is taking full responsibility for making their own evaluation of the adequacy and accuracy of all estimates, projections, forecasts, business plans and other forward-looking information furnished to them (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, business plans and other forward-looking information), and that such Seller will have no claim against Parent, any of its employees, affiliates, advisors, agents or other representatives with respect thereto.

5.8 Available Information The Seller represents that such Seller has reviewed filings made by the Parent with the U.S. Securities and Exchange Commission (the “SEC Documents”) and that such Seller has such knowledge and experience in financial and business matters that such Seller is capable of utilizing the information set forth therein, concerning Parent to evaluate the risk of investing in Parent. The Seller has before the Closing hereunder, been afforded the opportunity to review and is familiar with the SEC Documents and has based his decision to invest solely on the information contained therein, and the information contained within this Agreement and has not been furnished with any other literature, prospectus or other information except as included in the SEC Documents or this Agreement.  The Seller has been given the opportunity to ask questions about Parent and is satisfied that any information about Parent have been answered to such Seller’s satisfaction.

5.9 Securities Representations.  The Seller hereby confirms that the securities to be acquired by the Sellers hereunder (subject to the terms and conditions herein) will be acquired for investment for the Seller’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof (other than pursuant to the registration statement contemplated hereby), and that the Seller has no present intention of selling, granting any participation in, or otherwise distributing the same (other than pursuant to the registration statement contemplated hereby).  The Seller further represents that the Seller does not presently have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participations to such Person or to any third Person, with respect to any of such securities.  The Seller understands that the securities to be acquired, subject to the terms and conditions herein, have not been, and until registered in compliance with this Agreement, will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Seller’s representations as expressed herein.  The Seller understands that, until registered in compliance with this Agreement, the securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Seller must hold the securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available.  The Seller acknowledges that Purchaser has no obligation to register or qualify the securities for resale except as set forth in this Agreement. The Seller understands that the securities may, until registered in accordance with this Agreement, be notated with a customary Securities Act legend.  The Seller represents that he is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

5.10 Acknowledgment of Restricted Securities. The Seller has read and understands the following:

THE PURCHASER SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT, OR ANY STATE SECURITIES LAWS AND ARE BEING OFFERED AND SOLD IN RELIANCE ON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND SUCH LAWS. THE PURCHASER SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER SAID ACT AND SUCH LAWS PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE PURCHASER SECURITIES HAVE NOT BEEN RECOMMENDED, APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION OR ANY OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE MEMORANDUM OR THIS SUBSCRIPTION AGREEMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL

6. Representation of the Purchaser.

Purchaser hereby represents and warrants to the Sellers as of the Closing (other than the representations and warranties which are as of specified date, which speak only as of such date) as follows:

6.1 Organization and Good Standing.

Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its incorporation.

6.2 Authority.

(a) The execution and delivery of this Agreement and the consummation of the transactions contemplated herein have been, or will prior to Closing be, duly and validly approved and acknowledged by all necessary corporate action on the part of the Purchaser.

(b) The execution of this Agreement and the delivery hereof to the Sellers and the purchase contemplated herein have been, or will be prior to Closing, duly authorized by the Purchaser’s Board of Directors having full power and authority to authorize such actions.

6.3 Conflicts; Consents of Third Parties.

(a)    The execution and delivery of this Agreement, the acquisition of the Membership Interests by Purchaser and the consummation of the transactions herein contemplated, and the compliance with the provisions and terms of this Agreement, are not prohibited by the Articles of Incorporation or Bylaws of the Purchaser and will not violate, conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any court order, indenture, mortgage, loan agreement, or other agreement or instrument to which the Purchaser is a party or by which it is bound.

(b)   No consent, waiver, approval, order, permit or authorization of, or declaration or filing with, or notification to, any person or governmental body is required on the part of the Purchaser in connection with the execution and delivery of this Agreement or the Purchaser Documents or the compliance by Purchaser with any of the provisions hereof or thereof.

6.4 Litigation.

There are no legal proceedings pending or, to the best knowledge of the Purchaser, threatened that are reasonably likely to prohibit or restrain the ability of the Purchaser to enter into this Agreement or consummate the transactions contemplated hereby.

6.5 Investment Intention. The Purchaser is acquiring the Membership Interests for its own account, for investment purposes only and not with a view to the distribution (as such term is used in Section 2(11) of the Securities Act of 1933, as amended (the "Securities Act") thereof. Purchaser understands that the Membership Interests have not been registered under the Securities Act and cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available.

7. Indemnification.

7.1 Indemnification Provisions.

(a)                Subject to Section 7.2 hereof, the Seller hereby agree to jointly and severally indemnify and hold the Purchaser and its directors, officers, employees, Affiliates, agents, successors and assigns (collectively, the "Purchaser Indemnified Parties") harmless from and against:

(i)                 any and all liabilities of the Company of every kind, nature and description, absolute or contingent, existing as against the Company prior to and including the Closing or thereafter coming into being or arising by reason of any state of facts existing, or any transaction entered into, on or prior to the Closing, except to the extent that the same have been fully provided for in the Financial Statements;

(ii)               any and all losses, liabilities, obligations, damages, costs and expenses based upon, attributable to or resulting from the failure of any representation or warranty set forth in Article 4 hereof, or any representation or warranty contained in any certificate delivered by or on behalf of the Company pursuant to this Agreement, to be true and correct in all respects as of the date made;

(iii)             any and all notices, actions, suits, proceedings, claims, demands, assessments, judgments, costs, penalties and expenses, including reasonable attorneys' and other professionals' fees and disbursements (collectively, "Expenses") incident to any and all losses, liabilities, obligations, damages, costs and expenses with respect to which indemnification is provided under this Section 7.1(a) (collectively, "Losses").

(b)                           Subject to Section 7.2, Purchaser hereby agrees to indemnify and hold the Sellers and their respective Affiliates, agents, successors and assigns (collectively, the "Seller Indemnified Parties") harmless from and against:

(i)                 any and all Losses based upon, attributable to or resulting from the failure of any representation or warranty of the Purchaser set forth in Section 6 hereof, or any representation or warranty contained in any certificate delivered by or on behalf of the Purchaser pursuant to this Agreement, to be true and correct as of the date made;

(ii)               any and all Losses based upon, attributable to or resulting from the breach of any covenant or other agreement on the part of the Purchaser under this Agreement or arising from the ownership or operation of the Company from and after the Closing; and

(iii)             any and all Expenses incident to the foregoing.

7.2 Limitations on Indemnification for Breaches of Representations and Warranties.

The maximum indemnification obligation of the Seller with respect to a claim for indemnification shall be limited to the consideration actually received by such Seller pursuant to this Agreement.

7.3 Indemnification Procedures.

(a)                In the event that any Legal Proceedings shall be instituted or that any claim or demand ("Claim") shall be asserted by any Person in respect of which payment may be sought under Section 7.1 hereof, the indemnified party shall reasonably and promptly cause written notice of the assertion of any Claim of which it has knowledge which is covered by this indemnity to be forwarded to the indemnifying party. The indemnifying party shall have the right, at its sole option and expense, to be represented by counsel of its choice, which must be reasonably satisfactory to the indemnified party, and to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder. If the indemnifying party elects to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder, it shall within five (5) days (or sooner, if the nature of the Claim so requires) notify the indemnified party of its intent to do so. If the indemnifying party elects not to defend against, negotiate, settle or otherwise deal with any Claim which relates to any Losses indemnified against hereunder, fails to notify the indemnified party of its election as herein provided or contests its obligation to indemnify the indemnified party for such Losses under this Agreement, the indemnified party may defend against, negotiate, settle or otherwise deal with such Claim. If the indemnified party defends any Claim, then the indemnifying party shall reimburse the indemnified party for the Expenses of defending such Claim upon submission of periodic bills. If the indemnifying party shall assume the defense of any Claim, the indemnified party may participate, at his or its own expense, in the defense of such Claim; provided, however, that such indemnified party shall be entitled to participate in any such defense with separate counsel at the expense of the indemnifying party if, (i) so requested by the indemnifying party to participate or (ii) in the reasonable opinion of counsel to the indemnified party, a conflict or potential conflict exists between the indemnified party and the indemnifying party that would make such separate representation advisable; and provided, further, that the indemnifying party shall not be required to pay for more than one such counsel for all indemnified parties in connection with any Claim. The parties hereto agree to cooperate fully with each other in connection with the defense, negotiation or settlement of any such Claim.

(b)   After any final judgment or award shall have been rendered by a court, arbitration board or administrative agency of competent jurisdiction and the expiration of the time in which to appeal therefrom, or a settlement shall have been consummated, or the indemnified party and the indemnifying party shall have arrived at a mutually binding agreement with respect to a Claim hereunder, the indemnified party shall forward to the indemnifying party notice of any sums due and owing by the indemnifying party pursuant to this Agreement with respect to such matter and the indemnifying party shall be required to pay all of the sums so due and owing to the indemnified party by wire transfer of immediately available funds within 10 business days after the date of such notice.

(c)    The failure of the indemnified party to give reasonably prompt notice of any Claim shall not release, waive or otherwise affect the indemnifying party's obligations with respect thereto except to the extent that the indemnifying party can demonstrate actual loss and prejudice as a result of such failure.

7.4 Tax Treatment of Indemnity Payments.

The Sellers and the Purchaser agree to treat any indemnity payment made pursuant to this Article 7 as an adjustment to the Purchase Price for federal, state, local and foreign income tax purposes.

8.                                 Miscellaneous

8.1 Payment of Sales, Use or Similar Taxes.

All sales, use, transfer, intangible, recordation, documentary stamp or similar taxes or charges, of any nature whatsoever, applicable to, or resulting from, the transactions contemplated by this Agreement shall be borne by the Sellers.

8.2 Survival of Representations and Warranties.

The parties hereto hereby agree that the representations and warranties contained in this Agreement or in any certificate, document or instrument delivered in connection herewith, shall survive the execution and delivery of this Agreement, and the Closing hereunder.

8.3 Expenses.

Except as otherwise provided in this Agreement, the Sellers and the Purchaser shall each bear its own expenses incurred in connection with the negotiation and execution of this Agreement and each other agreement, document and instrument contemplated by this Agreement and the consummation of the transactions contemplated hereby and thereby, it being understood that in no event shall the Company bear any of such costs and expenses.

8.4 Specific Performance.

The Sellers acknowledge and agree that the breach of this Agreement would cause irreparable damage to the Purchaser and that the Purchaser will not have an adequate remedy at law. Therefore, the obligations of the Sellers under this Agreement, including, without limitation, the Sellers' obligation to sell the Membership Interests to the Purchaser, shall be enforceable by a decree of specific performance issued by any court of competent jurisdiction, and appropriate injunctive relief may be applied for and granted in connection therewith. Such remedies shall, however, be cumulative and not exclusive and shall be in addition to any other remedies which any party may have under this Agreement or otherwise.

8.5 Further Assurances.

The Sellers and the Purchaser each agrees to execute and deliver such other documents or agreements and to take such other action as may be reasonably necessary or desirable for the implementation of this Agreement and the consummation of the transactions contemplated hereby.

8.6 Submission to Jurisdiction; Consent to Service of Process.

Each Party (a) irrevocably submits to the exclusive jurisdiction of the state courts of the State of Arkansas located in Benton County or the United States District Court for the Western District of Arkansas for the purpose of any action (in contract, tort or otherwise), inquiry proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (b) waives, to the extent not prohibited by any law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above named courts, that its property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above named courts is improper, or that this Agreement or the subject matter hereof may not be enforced in or by such court and (c) agrees not to commence any action (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof other than before one of the above named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such Action (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above named court whether on the grounds of inconvenient forum or otherwise.

Each of the parties hereto hereby consents to process being served by any party to this Agreement in any suit, action or proceeding by the mailing of a copy thereof in accordance with the provisions of Section 8.9.

8.7 Entire Agreement; Amendments and Waivers.

This Agreement (including the schedules and exhibits hereto) represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof and can be amended, supplemented or changed, and any provision hereof can be waived, only by written instrument making specific reference to this Agreement signed by the party against whom enforcement of any such amendment, supplement, modification or waiver is sought. No action taken pursuant to this Agreement, including without limitation, any investigation by or on behalf of any party, shall be deemed to constitute a waiver by the party taking such action of compliance with any representation, warranty, covenant or agreement contained herein. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a further or continuing waiver of such breach or as a waiver of any other or subsequent breach. No failure on the part of any party to exercise, and no delay in exercising, any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of such right, power or remedy by such party preclude any other or further exercise thereof or the exercise of any other right, power or remedy. All remedies hereunder are cumulative and are not exclusive of any other remedies provided by law.

8.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Arkansas.

8.9 Notices.

All notices, consents, waivers and other communications required or permitted by this Agreement shall be in writing and shall be deemed given to a Party when (a) delivered to the appropriate address by hand or by nationally recognized overnight courier service (costs prepaid), or (b) sent by e-mail with confirmation of transmission by the transmitting equipment confirmed with a copy delivered as provided in clause (a), in each case to the following addresses, facsimile numbers or e-mail addresses and marked to the attention of the Person (by name or title) designated below (or to such other address, facsimile number, e-mail address or Person as a Party may designate by notice to the other Party):Purchaser:

8.10 Severability.

If any provision of this Agreement is invalid or unenforceable, the balance of this Agreement shall remain in effect.

8.11 Binding Effect; Assignment.

This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns. Nothing in this Agreement shall create or be deemed to create any third party beneficiary rights in any person or entity not a party to this Agreement except as provided below. No assignment of this Agreement or of any rights or obligations hereunder may be made by either the Sellers or the Purchaser (by operation of law or otherwise) without the prior written consent of the other parties hereto and any attempted assignment without the required consents shall be void;

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PIONEER PRODUCTS, LLC

By:	/s/ Randy May
Randy May Chief Executive Officer

Sable Polymer Solutions, LLC

By:	/s/ Danny R. Hames
Danny R. Hames Chief Executive Officer

ECOARK HOLDING, INC.

	By:	/s/ Randy May
Randy May Chief Executive Officer

SELLER:

/s/ Danny R. Hames
Danny R. Hames

SCHEDULE I

Seller Membership Interests Percent

Danny R. Hames 20 100%